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                                                                Exhibit 99.1

             CONSENT OF COMMUNICATIONS INDUSTRY RESEARCHERS, INC.

     We consent to the use in this Registration Statement of Optium Corporation on Form S-1 of information derived from our reports titled "The Market for 10G and 40G Modules" dated July 2006 and "Optical Networking Components" dated June 2006 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us in the Prospectus.



Communications Industry Researchers, Inc.







/s/ Robert Nolan
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Name: Robert Nolan
Title: Vice President
Date: October 4, 2006